UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): July 29, 2009

DELTEK, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33772	54-1252625
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13880 Dulles Corner Lane, Herndon, VA	20171
(Address of Principal Executive Offices)	(Zip code)

Registrant’s telephone number, including area code: (703)734-8606

N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers.

Resignation of Chief Financial Officer

On July 29, 2009, Mark L. Wabschall resigned as Executive Vice President, Chief Financial Officer and Treasurer of Deltek, Inc. (“Deltek”). Mr. Wabschall’s resignation was not related to Deltek’s financial or operating results or to any disagreements or concerns regarding Deltek’s financial or reporting practices. Deltek entered into a Separation Agreement and Release with Mr. Wabschall pursuant to which Mr. Wabschall will provide, inter alia, transitional consulting services to Deltek for a period of three months. The Separation Agreement and Release is included with this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99.1 Employment letter, dated May 5, 2008, between Deltek, Inc. and Mark Wabschall

99.2 Separation Agreement and Release, dated July 29, 2009, between Deltek, Inc. and Mark Wabschall

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 4, 2009	DELTEK, INC.

	By:	/s/ David R. Schwiesow
David R. Schwiesow
Senior Vice President and General Counsel

Exhibit No.	Description
99.1	Employment letter, dated May 5, 2008, between Deltek, Inc. and Mark Wabschall

99.2	Separation Agreement and Release, dated July 29, 2009, between Deltek, Inc. and Mark Wabschall